REGISTRATION STATEMENT NO. 2-89624
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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                  ____________________________

                    POST-EFFECTIVE AMENDMENT

                            NO. 1 TO

                            FORM S-3

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                 ______________________________

                    AMERICAN EXPRESS COMPANY
     (Exact name of registrant as specified in its charter)


            New York State                        13-4922250
    (State or other jurisdiction               (I.R.S. Employer
  of incorporation or organization)          Identification No.)



                     American Express Tower
                     World Financial Center
                    New York, New York 10285
                         (212) 640-2000
                  (Address, including zip code,
                 and telephone number, including
                   area code, of registrant's
                  principal executive offices)

                 ______________________________

                        Louise M. Parent
                    Executive Vice President
                       and General Counsel
                    American Express Company
                     American Express Tower
                     World Financial Center
                    New York, New York 10285
                         (212) 640-2000
    (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

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
                             Part II
             Information Not Required in Prospectus

Item 17. Undertakings

American Express Company, (the "Company"), pursuant to its
Registration Statement No. 2-89624 on Form S-3 (the "Registration
Statement") registered Common Shares (the "Shares") for sale by certain selling shareholders. The Shares were offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act").

Pursuant to its undertakings in the Registration Statement and Rule 478 under the Act, the Company hereby terminates the Registration Statement, and removes from registration all Shares which were registered but not sold pursuant to the Registration
Statement.

                         SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 27 day of September, 1995.

                                  AMERICAN EXPRESS COMPANY



                                  By: /s/ Stephen P. Norman
                                      _______________________
                                      Stephen P. Norman
                                      Secretary

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



_________*_____________       ___________*______________
Harvey Golub                  Beverly Sills Greenough
Chairman of the Board,        Director
Chief Executive Officer
and Director (principal
executive officer)            __________________________
                              F. Ross Johnson
                              Director

__________*______________     ___________*______________
Michael P. Monaco             Vernon E. Jordan, Jr.
Executive Vice President      Director
and Chief Financial Officer


__________*_______________    ___________*______________
Daniel T. Henry               Henry A. Kissinger
Senior Vice President and     Director
Comptroller (principal
accounting officer)


_________*________________    ___________*______________
Daniel F. Akerson             Drew Lewis
Director                      Director


_________*________________    ___________*______________
Anne L. Armstrong             Aldo Papone
Director                      Director


_________*________________    ___________*______________
Edwin L. Artzt                Frank P. Popoff
Director                      Director


_________*_________________   *By:/s/ Stephen P. Norman
William G. Bowen              __________________________
Director                      Stephen P. Norman
                               (as Attorney-in-Fact)
                               September 27, 1995
_________*_________________
David M. Culver
Director

_________*_________________
Charles W. Duncan, Jr.
Director